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                                                                    Exhibit 3.1

Microfilm Number__________   Filed with the Department of State on June 7, 1996

Entity Number 1007552                                    /s/ [illegible]
                                                  -----------------------------
                                                  Secretary of the Commonwealth


            ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                          0SCB-15-1915 (Rev 90)


   In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is ExecuFirst Bancorp, Inc.
                                  ------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) 1513 Walnut Street      Philadelphia       PA     19102         Phila.
       ------------------------------------------------------------------------
       Number and Street       City             State    Zip           County

   (b) c/o
       ------------------------------------------------------------------------
       Name of Commercial Registered Officer Provider                  County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:
                     Pennsylvania Business Corporation Law
    ----------------------------------------------------------------------------

4.  The date of its incorporation is: November 15, 1997
                                     -------------------------------------------

5.  (Check, and if appropriate complete, one of the following):

    /X/ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    / /  The amendment shall be effective on:                     at
                                             ---------------------  ------------
                                                     Date              Hour

6.  (Check one of the following):

    / / The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

    /X/  The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. Section 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    /X/ The amendment adopted by the corporation, set forth in full, is as follows:

         Article 1 - The name of the Corporation is First Republic Bancorp,
         Inc.

    / / The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

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8.  (Check if the amendment restates the Articles):

    / / The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

    IN TESTIMONY WHEREOF, (the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 7 day of June 1996.

                                       EXECUFIRST BANCORP, INC.

                                       BY: /s/ Zvi H. Muscal
                                          -------------------------------------
                                          Zvi H. Muscal

                                       TITLE: President and Chief Executive
                                              Officer